EX-99.906CERT

CERTIFICATION

Michael S. Lando, Principal Executive Officer and Principal Financial Officer of Retirement Income Trust (the “Registrant”), does certify to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2005 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer and Principal Financial Officer

Retirement Income Trust

/s/Michael S. Lando

Michael S. Lando

Date: July 11, 2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Retirement Income Trust and will be retained by Retirement Income Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.